UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2023

TORTOISEECOFIN ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40633	98-1583266
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

6363 College Boulevard
Overland Park, KS	66211
(Address of principal executive offices)	(Zip Code)

(913) 981-1020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	TRTL.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	TRTL	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	TRTL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2023 each of Juan J. Daboub, Mary Beth Mandanas and Greg A. Walker resigned from the board of directors (the “Board”) of TortoiseEcofin Acquisition Corp. III (the “Company”) and all committees thereof. None of Mr. Daboub’s, Ms. Mandanas’ or Mr. Walker’s resignation was a result of any disagreement with the Company or the Board on any matters related to the Company’s operation, policies or practices. The Company plans to identify suitable candidates to replace the vacancies on its Board created by the resignation of these directors.

In connection with each of Mr. Daboub’s, Ms. Mandanas’ and Mr. Walker’s resignation and in accordance with the terms of the arrangement to which each of them agreed at the time of their respective appointment to the Board, each of Mr. Daboub, Ms. Mandanas and Mr. Walker forfeited to the Company all of the Class B ordinary shares, par value $0.0001 per share, which were previously issued to them in connection with their appointment to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2023

TORTOISEECOFIN ACQUISITION CORP. III

By:	/s/ Vincent T. Cubbage
Name: Title:	Vincent T. Cubbage Chief Executive Officer

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